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                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 2, 2000

                       UNION PACIFIC RESOURCES GROUP INC.
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               (Exact name of registrant as specified in charter)



     Utah                          1-13916                       13-2647483
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(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)

  777 Main Street, Fort Worth, Texas                               76102
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number including area code             817-321-6000




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Item 5.  Other Events.

         Union Pacific Resources Group Inc. ("UPR"), Anadarko Petroleum Corporation, a Delaware Corporation ("Anadarko"), and Dakota Merger Corp., a Utah corporation and wholly owned subsidiary of Anadarko ("Subcorp"), entered into an Agreement and Plan of Merger, dated as of April 2, 2000 (the "Merger Agreement"), pursuant to which Subcorp will merge with and into UPR, and UPR will become a wholly owned subsidiary of Anadarko.

         In connection with the execution of the Merger Agreement, UPR and Anadarko entered into a Stock Option Agreement, dated as of April 2, 2000 (the "UPR Stock Option Agreement"), pursuant to which UPR granted Anadarko an option, exercisable under certain circumstances specified in the UPR Stock Option Agreement, to purchase up to 50,138,515 shares of common stock, no par value, of UPR ("UPR Common Stock") (approximately 19.9% of the outstanding shares of UPR Common Stock, without giving effect to the exercise of the option) at the purchase price stated therein.

         In connection with the execution of the Merger Agreement, Anadarko and UPR entered into a Stock Option Agreement, dated as of April 2, 2000 (the "Anadarko Stock Option Agreement"), pursuant to which Anadarko granted UPR an option, exercisable under certain circumstances specified in the Anadarko Stock Option Agreement, to purchase up to 25,886,726 shares of common stock, par value $0.10 per share, of Anadarko ("Anadarko Common Stock") (approximately 19.9% of the outstanding Anadarko Common Stock, without giving effect to the exercise of the option) at the purchase price stated therein.

         In connection with the Merger Agreement, UPR and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"), entered into Amendment No. 1, dated as of April 2, 2000 (the "Rights Agreement Amendment"), to the Amended and Restated Rights Agreement, dated as of December 1, 1998, between UPR and the Rights Agent (the "Rights Agreement"), providing that Anadarko is exempt from the definition of "Acquiring Person" contained in the Rights Agreement and that no "Shares Acquisition Date" or "Distribution Date" will occur as a result of the execution of the merger agreement, the execution of the UPR Stock Option Agreement, or the acquisition, or the transfer of UPR Common Stock by UPR pursuant to the UPR Stock Option Agreement.

         Holders of UPR Common Stock will receive a proxy statement/prospectus describing the background and terms of the merger and seeking approval of the merger. It is presently anticipated that a meeting of UPR shareholders will be held to approve the merger in July of 2000, although the actual date may be earlier or later. In light of the pending transaction, the UPR Board of Directors has determined to postpone indefinitely the 2000 Annual Meeting of Shareholders of UPR.

         The Merger Agreement, the UPR Stock Option Agreement, the Anadarko Stock Option Agreement, and the Rights Agreement Amendment are attached hereto as exhibits and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement, the UPR Stock Option Agreement, the Anadarko Stock Option Agreement, and the Rights Agreement Amendment are qualified in their entirety by reference to Exhibits 2.1, 2.2, 2.3, and 2.4, respectively, hereof.

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Item 7(c).  Exhibits.

2.1 Agreement and Plan of Merger, dated as of April 2, 2000, among Anadarko, Subcorp and UPR.

2.2      Stock Option Agreement, dated as of April 2, 2000, between UPR and
         Anadarko.

2.3      Stock Option Agreement, dated as of April 2, 2000, between Anadarko and
         UPR.

2.4 Amendment No. 1 to Rights Agreement, dated as of April 2, 2000, between UPR and Rights Agent.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               UNION PACIFIC RESOURCES GROUP INC.

                               /s/ KERRY R. BRITTAIN
                               -------------------------------------------------
                               By: Kerry R. Brittain
                                   Vice President, General Counsel and Secretary


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                               INDEX TO EXHIBITS



 EXHIBIT NO.   DESCRIPTION
 -----------   -----------



     2.1       Agreement and Plan of Merger, dated as of April 2, 2000, among
               Anadarko, Subcorp and UPR.

     2.2 Stock Option Agreement, dated as of April 2, 2000, between UPR and Anadarko.

     2.3       Stock Option Agreement, dated as of April 2, 2000, between
               Anadarko and UPR.

     2.4 Amendment No. 1 to Rights Agreement, dated as of April 2, 2000, between UPR and Rights Agent.